Exhibit 4.2

                           BYLAWS
                             OF
                     ENTERGY CORPORATION
                 AS AMENDED JANUARY 29, 1999


                         ARTICLE I.

                          OFFICES.

     The principal business office of the Corporation shall be in New Orleans, Louisiana. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                         ARTICLE II.

                  MEETINGS OF STOCKHOLDERS.

     SECTION 1. Place of Meetings. All meetings of stockholders, whether annual or special, shall be held at the office of the Corporation in the City of New Orleans, Parish of Orleans, State of Louisiana, unless some other place for said meeting, either within or without the State of Delaware, shall have been fixed by the Board of Directors and set forth in the notice of meeting.

     SECTION 2. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time of day as shall have been fixed by resolution of the Board of Directors. With respect to any such annual meeting of stockholders, the Corporation shall solicit proxies, relating to all matters proposed by the management of the Corporation at the time of such solicitation, to be submitted for action at said annual meeting, from the holders of all securities of the Corporation entitled to vote at such annual meeting.

     SECTION 3. Special Meetings. Special meetings of the stockholders may be held at any time upon the call of a majority of the entire Board of Directors, the Chairman of the Board, the person, if any, designated by the Board of Directors as the Chief Executive Officer, a majority of the entire Executive Committee of the Board of Directors, if there should be one, or by the holders of not less than a majority of the outstanding stock entitled to vote at the special meeting. The notice of each special meeting shall state the place, date, hour, and purpose or purposes of the proposed meeting, and the business transacted at such meeting shall be confined to such purpose or purposes. Such written notice shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. In the event that a special meeting is called by the holders of not less than a majority of the outstanding stock entitled to vote at the special meeting in accordance with the provisions of the Articles of Incorporation and this Section 3 of Article II, the Board of Directors shall, within ten days of receipt of such call (i) fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and (ii) set a special meeting date, which meeting date shall be not less than ten nor more than sixty days after the record date established pursuant to clause (i).

     SECTION 4. Stockholders' Lists. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the residence of each, and the number of shares held by each, shall be prepared by the Secretary and filed in the principal business office of the Corporation, and shall be open to the examination of any stockholder, during the usual hours for business at least ten days before any meeting, at the place where such meeting is to be held, or at another location within the city where such meeting is to be held specified in the notice, and shall be available at the time and place of such meeting and open to the examination of any stockholder.

     SECTION 5. Notice. A written or printed notice, signed by the Chairman of the Board, a President, a Vice President, the Secretary or an Assistant Secretary, the Treasurer or an Assistant Treasurer, of the time, place and purpose or purposes of every meeting of stockholders shall be served upon or mailed or caused to be mailed, postage prepaid, by the Secretary or the officer performing his duties not less than ten nor more than sixty days before such meeting to each stockholder of record entitled to vote at his home address as it appears upon the stock book of the Corporation.

     SECTION 6. Inspectors Of Election. At any meeting of stockholders the Chairman of the meeting shall appoint two persons, who need not be stockholders, to act as Inspectors of Election. No Director or candidate for the office of Director shall be appointed as such Inspector. Before entering upon the discharge of his duties, each Inspector shall first take and subscribe an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability. The Inspectors shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken which shall be filed with the minutes of the meeting.

     SECTION 7. Organization. The chief executive officer or, in his absence, a person appointed by him or, in default of such appointment, the officer next in seniority of position, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and in his absence, the presiding officer may appoint a secretary.
     SECTION 8. Order of Business. At all meetings of the stockholders the order of business shall be as follows:

     (a)  call to order;
     (b)  appointment of a Secretary, if necessary;
     (c) presentation of proof of the due calling of the meeting;
     (d) presentation and examination of proxies, and determination of the number of shares present in person or by proxy and entitled to vote;
     (e) reading and settlement of the minutes of the previous meeting;
     (f)  reports of officers and committees, if any;
     (g) the election of Directors if the meeting is an annual meeting or a meeting called for that purpose;
     (h)  unfinished business;
     (i)  new business; and
     (j)  adjournment.

                        ARTICLE III.

                          DIRECTORS

     SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

     SECTION 2. Term of Office. The term of office of each Director shall be until the next annual meeting of stockholders and until his successor is duly elected and qualified or until the earlier death, resignation or removal of such Director.

     SECTION 3. Resignations. Any Director may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Board, the Vice Chairman, a President, a Vice President, the Secretary or an Assistant Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

     SECTION 4. Meetings. Notice. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board or by the Chairman of the Board, the Vice Chairman, a President or a Vice President and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chief Executive Officer of the Corporation or any two of the Directors by oral, telegraphic or written notice, duly given, or sent or mailed to each Director not less than twenty-four hours before such meeting. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, but in any event at intervals of not more than three months.

     SECTION 5. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the
Corporation   may   be  made  at  any  annual   meeting   of
stockholders properly held for such purpose or at any special meeting of stockholders called for the purpose of electing directors (a) by or at the direction of the Board,
(b) by any committee or person appointed by the Board for such purpose, or (c) by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 of Article III and on the record date for the determination of stockholders entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 5 of Article III. Such nominations by any stockholder of record shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall have been delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting not less than 60 days nor more than 85 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the date on which such notice or public disclosure of the date of the meeting was given or made and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the earlier of the date on which notice or public disclosure of the date of the special meeting was given or made. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation and any of its subsidiaries which are owned beneficially or of record by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Public Utility Holding Company Act of 1935, as amended, and any rules or regulations promulgated thereunder, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) pursuant to which the nominations are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish his written consent to serve if elected and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation if his election to the Board of Directors would cause the Corporation to be in violation of any applicable statute, rule or regulation, and unless nominated in accordance with the procedures set forth herein.

     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and the defective nomination shall be disregarded.

                         ARTICLE IV.

          EXECUTIVE COMMITTEE AND OTHER COMMITTEES.

     SECTION 1. Executive Committee. The Board of Directors may appoint an Executive Committee of not less than three or more than five members, to serve during the pleasure of the Board, to consist of the Chairman of the Board and such additional Directors as the Board may from time to time designate. The Chairman of the Board of the Corporation shall be Chairman of the Executive Committee.

     SECTION 2. Procedure. The Executive Committee shall meet at the call of the Chairman of the Executive Committee or of any two members. A majority of the members shall be necessary to constitute a quorum and action shall be taken by a majority vote of those present.

     SECTION  3.  Powers and Reports.   During the intervals
between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation. The taking of action by the Executive Committee shall be conclusive evidence that the Board was not in session when such action was taken. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported to the Board at its meeting next following the meeting of the Executive Committee and shall be subject to revision or alteration by the Board; provided, that no rights of third parties shall be affected by such revision or alteration.

     SECTION 4. Other Committees. From time to time the Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint other committees for any purpose or purposes, and such committees shall have powers as shall be conferred by the resolution of appointment.

                         ARTICLE V.

                          OFFICERS.

     SECTION 1. Executive Officers. The Board of Directors shall elect individuals to occupy at least three executive offices: Secretary, Treasurer and at least one other office, being either Chairman of the Board, President or Vice President. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including (if not so elected above) Chairman of the Board, Vice Chairman of the Board, one or more Presidents or Vice Presidents and whatever other executive offices which the Board sees fit to fill. The Board of Directors shall, by resolution, designate one executive officer as the Chief Executive Officer of the Corporation who, subject to the direction of the Board of Directors and of the Executive Committee, shall have direct charge of and general supervision over the business and affairs of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and each shall hold office until his successor shall have been duly elected and qualified, or until he shall have died or resigned or shall have been removed by majority vote of the whole Board. The powers and duties of Secretary and Treasurer may be exercised and performed by the same person, and a Vice President may at the same time hold any other office except President.

     SECTION 2. Chairman of the Board. If a Chairman of the Board is elected by the Board of Directors, he shall be a member of the Board of Directors, shall preside at all meetings of the Board of Directors, and shall have such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or, if the Chairman of the Board is not the designated Chief Executive Officer of the Corporation, by such Chief Executive Officer.

     SECTION 3. President. If one or more Presidents are elected by the Board of Directors, each such President shall perform duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or, if any such President is not designated the Chief Executive Officer of the Corporation, by the Chief Executive Officer.

     SECTION 4. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Executive Committee, or as may be delegated to him by the Chief Executive Officer.

     SECTION 5. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose, he shall see that all notices are duly given in accordance with the provisions of law and these By-laws; he shall be custodian of the records and of the corporate seal of the Corporation; he shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed he may attest the same; he may sign, with the Chairman of the Board, the Vice Chairman of the Board, a President or a Vice President, certificates of stock of the Corporation; and in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Chairman of the Board, the Vice Chairman of the Board, a President, the Board of Directors or the Executive Committee.

     The Secretary shall also keep, or cause to be kept, a stock book, containing the name, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof.

     SECTION 6. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he may endorse for collection on behalf of the Corporation, checks, notes and other obligations; he may sign receipts and vouchers for payments made to the Corporation; singly or jointly with another person as the Board of Directors may authorize, he may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; he shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the Chairman of the Board, the Vice Chairman of the Board, a President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, the Vice Chairman of the Board, a President, the Board of Directors or the Executive Committee.

     SECTION 7. Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

     SECTION 8. Vacancies. Absences. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee whenever necessary may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the one absent for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

     SECTION 9. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, a President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.

                         ARTICLE VI.

                       CAPITAL STOCK.

     SECTION 1. Stock Certificates. Every stockholder shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation. Certificates of stock shall be signed by the Chairman of Board, the Vice Chairman of the Board, a President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. Such seal may be facsimile, engraved or printed. Where such certificate is signed (1) by a transfer agent or an assistant transfer agent, other than the Corporation itself, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board, the Vice Chairman of the Board, any such President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

     SECTION 2. Transfer of Shares. The shares of stock of the Corporation shall be transferred on the books of the
Corporation  by  the  holder thereof in  person  or  by  his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Board of Directors may appoint one or more transfer agents and registrars of the  stock  of  the  Corporation. The Corporation  shall  be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

     SECTION 3. Record Dates. The Board of Directors may fix a date, not greater than sixty days nor less than ten days in advance of the date of any meeting of stockholders or adjournment thereof, and may fix a date not exceeding sixty days prior to the date stockholders are entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, as a record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or for any other purpose; and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting of stockholders or any adjournment thereof, or entitled to receive payment of such dividend, or for such other purpose, notwithstanding any transfer of stock on the books of the Corporation after the record date so fixed. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with this Section 3 of Article VI. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                         ARTICLE VII

                     CHECKS, NOTES, ETC.

     SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange, promissory notes, acceptances, obligations and other instruments for the payment of money, shall be signed by the Chairman of the Board, the Vice Chairman of the Board, any President or Vice President and by the Treasurer or any Assistant Treasurer, or shall be signed by such other officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or the Executive Committee.

     SECTION 2. Execution of Contracts, Assignments. etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, and other instruments shall be signed by the Chief Executive Officer, the Chairman of the Board, the Vice Chairman of the Board or any President or Vice President or shall be signed by such officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or the Executive Committee or by the Chief Executive Officer, Chairman of the Board or a President pursuant to authorization by the Board of Directors.

     SECTION 3. Voting of Stock and Execution of Proxies. The Chairman of the Board, the Vice Chairman of the Board, any President or Vice President or any other officer of the Corporation designated by the Board of Directors, the Executive Committee, the Chairman of the Board, or a President, shall be authorized to attend any meeting of the stockholders of any other corporation in which the Corporation is an owner of stock and to vote such stock upon all matters coming before such meeting. The Chairman of the Board, the Vice Chairman of the Board or any President or Vice President may sign and issue proxies to vote shares of stock of other corporations owned by the Corporation.

                        ARTICLE VIII.

                          WAIVERS.

     Whenever under the provisions of these By-laws or of any law the stockholders or Directors are authorized to hold any meeting or take any action after notice or after the lapse of any prescribed period of time, such meeting or action may be held or taken without notice and without such lapse of time, on written waiver of such notice and lapse of time signed by every person entitled to such notice or by his attorney or attorneys thereunto authorized, either before or after the meeting or action to which such notice relates.

                         ARTICLE IX.

                            SEAL.

     The seal of the Corporation shall show the year of its incorporation and shall be in such form as the Board of
Directors shall prescribe. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                         ARTICLE X.

                      INDEMNIFICATION.

     SECTION 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article X the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation by reason) of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Authorization of Indemnification. Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article X, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to such action, suit or proceeding, or (iii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     Any indemnification under this Article X shall be made promptly and, in any event, to the extend practicable, within sixty days of receipt by the Corporation of the written request of the person to be indemnified.

     SECTION 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article X, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term ''another enterprise'' as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was sending at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article X, as the case may be.

     SECTION 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under
Section 3 of this Article and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article X. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article X, as the case may be. Neither a contrary determination in the specify case under
Section 3 of this Article X nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     SECTION   6.  Expenses  Payable  in  Advance.  Expenses
incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within fourteen days after receipt by the Corporation of a written statement from such director or officer requesting such an advancement, together with an undertaking, if required by law at the time of such advance, by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article X.

     SECTION 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action taken (or omitted to be taken) in his official capacity and as to action taken (or omitted to be taken) in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article X shall be made to the fullest extent permitted by law. The provisions of this
Article X shall not be deemed to prelude the indemnification of any person who is not specified in Sections 1 or 2 of this Article X but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

     SECTION 8. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware or the provisions of this Article
X. The Corporation may also obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate for the protection of any or all such persons.

     SECTION  9. Certain Definitions. For purposes  of  this
Article X, references to ''the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or as a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article  X  with  respect  to  the  resulting  or  surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article X, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation'' shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

     SECTION 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 11. Limitation on Indemnification. Notwithstanding anything contained in this Article to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     SECTION 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to directors, employees and agents of the Corporation or of its wholly or partially owned, direct or indirect affiliated or subsidiary companies similar to those conferred in this
Article X to directors and officers of the Corporation.

     SECTION 13. Repeal or Modification. All rights to indemnification and to advancement of expenses under this
Article X shall be deemed to be a contract between the Corporation and each director and officer who serves or has served in any such capacity, and each other person as to whom the Corporation has agreed to grant indemnity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable law shall not in any way diminish any right to indemnification or to advancement of expenses of such director, officer or other person as to whom the Corporation has agreed to grant indemnity, or the obligations of the Corporation, arising hereunder for claims relating to matters occurring prior to such repeal or modification.

     SECTION 14. Separability. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer, and each employee, agent and other person as to whom the Corporation has agreed to grant indemnity to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the full extent permitted by applicable law.

                         ARTICLE Xl.

                         AMENDMENTS.

     SECTION 1. Amendments. Subject to the provisions of applicable law and of the Certificate of Incorporation, these By-laws may be altered, amended or repealed and new By-laws adopted either (1) at any annual or special meeting of
the   stockholders  at  which  a  quorum   is   present   or
represented, provided notice of the proposed amendment shall have been contained in the notice of meeting, or (2) by the Board of Directors at any regular or special meeting at which a quorum is present, provided notice of the proposed amendment shall have been given. Any repeal, alteration, amendment or adoption of any new By-law must be approved by either the holders of a majority of the outstanding stock entitled to vote thereon or by a majority of the entire Board of Directors then in office, except that any repeal, alteration, amendment or adoption of any new By-law which is inconsistent with ARTICLE X of the By-laws must be approved by either the holders of two-thirds (66 2/3%) of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

     SECTION  2. Entire Board of Director. As used  in  this
Article XI and in these By-laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.


                        ARTICLE XII.

      STOCKHOLDER-PROPOSED BUSINESS AT ANNUAL MEETINGS.

     To properly bring business before the annual meeting of stockholders, a stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 85 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the date on which such notice or public disclosure of the date of the meeting was given or made. A stockholder's notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business,
(iii) the class and number of shares of the capital stock of the Corporation which are owned beneficially or of record by the stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     Notwithstanding anything in the By-laws to the contrary, no business shall be brought before the annual meeting by a stockholder or conducted at such annual meeting except in accordance with the procedures set forth in this
Article XII; provided, however, that nothing in this Article Xll shall be deemed to prelude discussion by any stockholder of any business properly brought before the annual meeting.

     The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article XII, and any such business shall not be transacted.